Exhibit 4.2

ACKNOWLEDGMENT OF DEBT

Cullen   Babington   Hughes
Lawyers

95 Stirling Highway, Nedlands
Western Australia 6009

Telephone +61 8 9389 3999

Facsimile +61 8 9389 1511

Email  mail@cbhlegal.com.au
Ref: 04562

Table of Contents

1.	DEFINITIONS AND INTERPRETATIONS	1
2.	PREVIOUS AGREEMENTS	3
3.	ACKNOWLEDGEMENT OF DEBT	3
4.	REPAYMENT	3
5.	AURORA SHARES	4
6.	GST	6
7.	NOTICES	6
8.	TIME OF THE ESSENCE	7
9.	COSTS	7
10.	GOVERNING LAW AND JURISDICTION	7
11.	WAIVER	7
12.	CUMULATIVE RIGHTS	7
13.	FURTHER ASSURANCE	7
14.	SEVERABILITY	7
15.	EXECUTION BY COUNTERPARTS	7
16.	ENTIRE UNDERSTANDING	8
17.	CORPORATE WARRANTY	8
18.	DEED	8

ACKNOWLEDGMENT OF DEBT

DATED

PARTIES

1.	Aurora Gold Corporation of Baarerstrasse 10, lst Floor, Zug, Switzerland, 6300 (Debtor)

2.	Samba Minerals Limited of 30 Ledgar Road, Balcatta, Western Australia 6021 (Creditor)

3.	Samba Mineracao Ltda incorporated in Brazil of Avenue Americas 700, Bloco 8, Lja 215 B, parte, Barra da Tijuca, Rio de Janeiro, Brazil (SMB)

4.	Lars Pearl of Baarerstrasse 10, 1st Floor, 6300, Zug, Switzerland (Pearl)

BACKGROUND

A.	The Creditor advanced the Principal Sum to the Debtor.

B.	The Creditor and Debtor wish to record the repayment by the Creditor to the Debtor of the Amount Owing in accordance with the terms of this Document.

C.	Pearl is the owner of the Aurora Shares.

D.	The Parties (other than Pearl) entered into the Sale Agreement and wish to terminate that agreement.

E.	The Debtor and the Creditor entered into the Previous Loan Agreement and wish to terminate that agreement.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Document:

Amount Owing the sum of money specified in Item 2.

Aurora Shares means 1,400,000 fully paid shares of common stock in the capital of the Debtor.

Execution Date means the date of execution of this Document.

Issue Date means the date of issue of the Repayment Shares.

Nominated Recipient the person or persons named in the notice issued under clause 4.2.

Party means a party to this Document and Parties means all of them.

Previous Loan Agreement means the document titled "Settlement Agreement" dated 20 March 2009 made between the Debtor and the Creditor.

Principal Sum means the amount specified in Item 1.

Repayment Shares means 5,000,000 fully paid shares of common stock in the capital of the Debtor.

Sale Agreement means the document entitled "Heads of Agreement" dated 31 March 2009 made between the Parties and Aurora Gold Mineracao Ltda.

Settlement Date means the date 5 days after the date of execution of this Document.

Sold Shares means those Aurora Shares sold or otherwise disposed of by the Creditor under clause 5.2(a).

1.2	Interpretation

In this Document:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include every gender;

(c)	references to any document (including this Document) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

(d)	references to this Document are references to this Document and the Schedules;

(e)	references to clauses, paragraphs and Schedules are references to clauses, paragraphs of, and schedules to, this Document;

(f)	headings are for convenience only and are ignored in construing this Document;

(g)	references to any Party include references to its respective successors and permitted assigns;

(h)	references to any person include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust and Government Agency;

(i)	the word "include" in any form is not a word of limitation;

(j)
references to notice in writing includes references to documents or notices sent by facsimile, but only if that notice or document is clearly legible and if the meaning of the notice so delivered is clear and unambiguous;

(k)	reference to an Item is to an item in the schedule;

(1)	references to $ or dollars are to Australian currency; and

(m)
where a party comprises 2 or more persons, the covenants and agreements on their part bind and must be observed and performed by them jointly and each of them severally and may be enforced against any one or any 2 or more of them.

2.	PREVIOUS AGREEMENTS

2.1	Previous Loan Agreement

Subject to issue of the Repayment Shares the Debtor and the Creditor acknowledge and agree that with effect from the Issue Date:

(a)	the Previous Agreement is terminated; and

(b)	no party has any claim, action or obligation owed to the other under the Previous Agreement; and

(c)
except with regard to the obligations of the Debtor and any claims arising as a result of a breach of the Debtor's obligations under this Document, the Creditor fully releases and forever discharges the Debtor from any and all debts, obligations, and liabilities arising from the previous Agreement.

2.2	Sale Agreement

The Debtor, SMB and the Creditor acknowledge and agree that with effect from the date of execution of this Document:

(a)	the Sale Agreement is terminated; and

(b)	no party has any claim, action or obligation owed to the others under the Sale Agreement.

3.	ACKNOWLEDGEMENT OF DEBT

The Debtor acknowledges and agrees that:

(a)	it has received the Principal Sum; and

(b)	interest has accrued on the Principal Sum,

and at the date of this Document the Principal Sum and interest comprise the Amount Owing.

4.	REPAYMENT

4.1	Share Issue

(a)	Subject to receipt of notice under clause 4.2, in full satisfaction of the Amount Owing the Debtor must issue the Repayment Shares to the Nominated Recipient on or before the Settlement Date.

(b)	If no notice is given under clause 4.2, in full satisfaction of the Amount Owing the Debtor must issue the Repayment Shares to the Creditor on or before the Settlement Date.

(c)	The Debtor must at its cost:

(i)
provide a share certificate for the Repayment Shares or other proof of issue of the Repayment Shares to Nominated Recipient or the Creditor (as the case may be) to the reasonable satisfaction of the Creditor: and

(ii)
take all necessary steps to ensure that the Repayment Shares are freely tradeable on a recognised stock exchange or other share trading facility as soon as possible and with due regard to the processes of the SEC but no later than 6 months of the Settlement Date.

(d)
Subject to compliance by the Debtor with clause 4.1(c)(ii), the Debtor warrants that the Repayment Shares are freely tradable and are qualified for trading in the United States on a recognised stock exchange or other share trading facility and for the avoidance of doubt the Debtor warrants that the Repayment Shares are not subject to any:

(i)	escrow period or requirements; or

(ii)	trading restrictions.

(e)	On issue the Repayment Shares rank pari passu with the other issued securities of the Debtor.

4.2	Nominated Recipient

The Creditor may direct the Debtor to issue the Repayment Shares (whether in whole or in part) to either the Creditor or a third party (Nominated Recipient) by notice in writing to the Debtor.

5.	AURORA SHARES

5.1	Production of Certificate

Within 5 working days of execution of this Document Pearl must deliver:

(a)	the share certificate or other proof of ownership of the Aurora Shares: and

(b)	an executed power of attorney substantially in the form attached as Annexure A,

to:

(c)	the Creditor; or

(d)	Cullen Babington Hughes at PO Box 935, Nedlands. Western Australia 6909,

to be held for the benefit of the Creditor in accordance with the terms of this Document.

5.2	Sale of Aurora Shares

(a)
If the Debtor fails to comply with clause 4.1(c)(ii) the Creditor may at any time sell or otherwise dispose of, transfer, pledge, encumber or mortgage all or part of the Aurora Shares in the manner and form and for a price determined by the Creditor in its sole discretion.

(b)	If the Creditor exercises its powers under clause 5.2(a) the Creditor must:

(i)	give written notice to the Debtor and Pearl of such sale or other disposal; and

(ii)	return to Pearl from the Repayment Shares that number of shares in the capital of the Debtor that equal the number of Sold Shares within 30 days of the Repayment Shares becoming freely tradeable.

(c)	The Parties must enter into, execute and sign all necessary documents to give effect to the provisions of this clause 5.2.

(d)	Pearl is responsible for all costs, fees and charges that may relate to transfers of shares or other transactions required to give effect to the provisions of this clause 5.2.

5.3	Return of Aurora Shares

If the Creditor sells the Repayment Shares the Creditor must return the certificate in respect of the unsold Aurora Shares to Pearl.

5.4	Warranty

Pearl warrants that he is the sole legal and beneficial owner of the Aurora Shares.

5.5	Trading

If the Debtor fails to comply with clause 4.1(c)(ii) Pearl must at his cost take all necessary steps to ensure that the Aurora Shares are freely tradeable on a recognised stock exchange or other share trading facility.

5.6	Retention of Aurora Shares

(a)	If Pearl is in breach of:

(i)	clause 0; or

(ii)	the warranty given under clause 5.4,

the Creditor may give Pearl a notice specifying the breach and a period of not more than 7 days in which to remedy that breach.

(b)	If:

(i)	notice is given by the Creditor under clause 5.6 and the breach is not remedied within the time period stated in the notice; or

(ii)	the Debtor fails to comply with clause 4.1(c)(ii),

the Creditor retains the Aurora Shares:

(iii)	for no consideration; and

(iv)	may dispose of the Aurora Shares as it sees fit with no obligation to Pearl to account for any proceeds resulting from the sale or other disposal of the Aurora Shares.

6	GST

(a)
In this clause, the expressions "consideration", "GST', "input tax credit", "supply", "tax invoice", "recipient" and "taxable supply" have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999.

(b)	Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this Document are exclusive of GST.

(c)
If GST is imposed on any supply made under or in connection with this Document, the recipient of the taxable supply must pay to the supplier an additional amount equal to the GST payable on or for the taxable supply subject to the recipient receiving a valid tax invoice in respect of the supply at or before the time of payment. Payment of the additional amount will be made at the same time as payment for the taxable supply is required to be made in accordance with this Document.

7.	NOTICES

7.1	Form

Any notice, approval, request, demand or other communication (notice) to be given for the purposes of this Document must be in writing and:

(a)	served personally at the address of the Party specified in Item 3; or

(b)	sent to the address of the Party specified in Item 3 by:

(i)	ordinary or registered mail (airmail if overseas); or

(ii)	facsimile,

or such other address as that Party may notify the other Parties, in writing, from time to time.

7.2	Receipt

(a)	A notice given:

(i)	personally is served upon delivery;

(ii)	by post (other than overseas airmail) is served 3 Business Days after posting;

(iii)	by overseas airmail is served 7 Business Days after posting;

(iv)
by facsimile transmission is served upon receipt of a transmission report by the machine from which the facsimile was sent indicating that the facsimile had been completely sent and if the facsimile has not been completely sent by 5.00 pm (determined by reference to the time of day at the recipient's address) it is deemed to have been served on the next Business Day.

(b)
Any notice which, by virtue of the foregoing, has been served on a Saturday, Sunday or public holiday is served on the first Business Day (determined by reference to the recipient's address) after such day.

8.	TIME OF THE ESSENCE

Time is of the essence in this Document in all respects and no extension or variations operate as a waiver of this provision.

9.	COSTS

The Debtor must pay the costs of an incidental to the instructions for and preparation execution stamping of this Document and all stamp duties thereon.

10.	GOVERNING LAW AND JURISDICTION

This Document is governed by and must be construed in accordance with the laws of Western Australia for the time being in force, and the Parties agree to submit to the non-exclusive jurisdiction of the courts of that jurisdiction.

11.	WAIVER

The failure or omission of a Party at any time to:

(a)	enforce or require the strict observance of or compliance with any provision of this Document; or

(b)	exercise any election or discretion under this Document,

does not operate as a waiver of them or of the rights of a Party, whether express or implied, arising under this Document.

12.	CUMULATIVE RIGHTS

The rights or remedies conferred on any Party by this Document are in addition to all rights and remedies of that Party at law or in equity.

13.	FURTHER ASSURANCE

Each Party must sign, execute and complete all such further documents as may be necessary to effect, perfect or complete the provisions of this Document and the transactions to which it relates.

14.	SEVERABILITY

If any part of this Document is or becomes illegal, invalid or unenforceable in any relevant jurisdiction, the legality, validity or enforceability of the remainder of this Document is not affected and this Document must be read as if that part had been deleted.

15.	XECUTION BY COUNTERPARTS

(a)	This Document may consist of one or more counterpart copies.

(b)	All counterparts of this Document, when taken together, constitute the one document.

16.	ENTIRE UNDERSTANDING

(a)	This Document contains the entire understanding and agreement between the Parties as to the subject matter of this Document.

(b)
All previous negotiations, understandings, representations, warranties (other than warranties set out in this Document), memoranda or commitments in relation to, or in any way affecting, the subject matter of this Document are merged in and superseded by this Document and is of no force or effect whatsoever and no Party is liable to any Company in respect of such matters,

(c)
No oral explanation or information provided by any Party to another affects the meaning or interpretation of this Document or constitute any collateral agreement, warranty or understanding between any of the Parties.

17.	CORPORATE WARRANTY

Each party to this Document warrants that it has full corporate or other right power and authority to enter into this Document and to carry out the transactions contemplated by this Document and that it has obtained all requisite governmental consents, approvals and authorities to enter into this Document.

18.	DEEP

The Parties agree that this Document takes effect as a deed.

EXECUTED AS A DEED

THE SCHEDULE

1.	PRINCIPAL SUM

$750,000.00

2.	AMOUNT OWING

$850,479.45

3.	ADDRESS FOR SERVICE:

The Debtor:

Aurora Gold Corporation

Mail: Baarerstrasse 10, 1st Floor, 6300, Zug, Switzerland

Facsimile: #

Attention: Lars Pearl

The Creditor and SMB:

Samba Minerals Limited

Mail: 30 Ledgar Road, Balcatta, Western Australia 6021

Facsimile: +61 8 9240 2406

Attention: Michael Ferguson

Pearl

Mail: Baarerstrasse 10, 1st Floor, 6300, Zug, Switzerland

Facsimile: #

Attention: Lars Pearl

Executed by Aurora Gold Corporation	)
by its duly authorised representatives in\	)
accordance with applicable laws:	))

/s/ Lars Pearl
Director

Director /Secretary

Executed by Samba Minerals Limited	)
(ACN 129 327 073) in accordance with	)
section 127 of the Corporations Act by :	)
)

/s/ (illegible)
(Signature of Secretary/other Director)		(Signature of Director)

/s/ Nigel (illegible) Ferguson
(Name of Secretary/other Director in full)		(Name of Director in full)

Executed by Samba Mineracao Ltda by	)
its duly authorised representatives in	)
accordance with applicable laws:	)

/s/ (illegible)
Director

Director/Secretary

SIGNED by Lars Pearl in the presence	)
of:	)
)
)
/s/ Rachel Pearl	)	/s/ Lars Pearl
Signature of witness	)	Lars Pearl
)
)
/s/ Rachel Pearl	)
Name of witness - please print	)
)

/s/ Hofnerstrasse 13, (illegible)
Address of witness Switzerland

Executed by Aurora Gold Corporation	)
by its duly authorised representatives in\	)
accordance with applicable laws:	))

/s/ Lars Pearl
Director

Director /Secretary

Executed by Samba Minerals Limited	)
(ACN 129 327 073) in accordance with	)
section 127 of the Corporations Act by :	)
)

/s/ (illegible)
(Signature of Secretary/other Director)		(Signature of Director)

/s/ Nigel (illegible) Ferguson
(Name of Secretary/other Director in full)		(Name of Director in full)

Executed by Samba Mineracao Ltda by	)
its duly authorised representatives in	)
accordance with applicable laws:	)

Director

Director/Secretary

SIGNED by Lars Pearl in the presence	)
of:	)
)
)
/s/ Rachel Pearl	)	/s/ Lars Pearl
Signature of witness	)	Lars Pearl
)
)
/s/ Rachel Pearl	)
Name of witness - please print	)
)

/s/ Hofnerstrasse 13, (illegible)
Address of witness Switzerland

Executed by Aurora Gold Corporation	)
by its duly authorised representatives in\	)
accordance with applicable laws:	))

Director

/s/ (illegible)
Director /Secretary

Executed by Samba Minerals Limited	)
(ACN 129 327 073) in accordance with	)
section 127 of the Corporations Act by :	)
)

(Signature of Secretary/other Director)		(Signature of Director)

(Name of Secretary/other Director in full)		(Name of Director in full)

Executed by Samba Mineracao Ltda by	)
its duly authorised representatives in	)
accordance with applicable laws:	)

Director

Director/Secretary

SIGNED by Lars Pearl in the presence	)
of:	)
)
)
)
Signature of witness	)	Lars Pearl
)
)
)
Name of witness - please print	)
)

Address of witness Switzerland

Executed by Aurora Gold Corporation	)
by its duly authorised representatives in\	)
accordance with applicable laws:	))

/s/ Lars Pearl
Director

Director /Secretary

Executed by Samba Minerals Limited	)
(ACN 129 327 073) in accordance with	)
section 127 of the Corporations Act by :	)
)

(Signature of Secretary/other Director)		(Signature of Director)

(Name of Secretary/other Director in full)		(Name of Director in full)

Executed by Samba Mineracao Ltda by	)
its duly authorised representatives in	)
accordance with applicable laws:	)

Director

Director/Secretary

SIGNED by Lars Pearl in the presence	)
of:	)
)
)
/s/ Rachel Pearl	)	/s/ Lars Pearl
Signature of witness	)	Lars Pearl
)
)
/s/ Rachel Pearl	)
Name of witness - please print	)
)

/s/ Hofnerstrasse 13, (illegible)
Address of witness Switzerland

ANNEXURE A

POWER OF ATTORNEY

POWER OF ATTORNEY

Granted and made by Lars Pearl of Baarerstrasse 10, lst Floor, 6300, Zug, Switzerland (Principal):

1.	APPOINTMENT

The Principal appoints Paul Jurman of 30 Ledgar Road, Balcatta, Western Australia (Attorney) as the attorney of the Principal with the powers set out in this deed.

2.	POWERS

The Attorney is empowered:

(a)	to negotiate and effect the Transaction stated in Item 1 of the Schedule;

(b)
execute under hand or under seal and deliver (which delivery may be conditional or unconditional) each document described in Item 2 of the Schedule (each an Approved Document) in the form and substance as the Attorney may determine;

(c)	to complete any blanks in any Approved Document;

(d)
to make any amendment or addition to any Approved Document as the Attorney thinks fit (whether or not involving changes to the parties) and to execute any document which effects or evidences any such amendment or addition;

(e)
to do any thing (including executing any document) which in the opinion of an Attorney is necessary or incidental in connection with, or in any way relates to any Approved Document or any transaction contemplated by any Approved Document as the Attorney thinks fit;

(f)	to do any thing which ought to be done by the Principal under any Approved Document to which it is a party; and

(g)	to do any other thing (whether or not of the same kind as the above) which in the opinion of an Attorney is necessary, expedient or desirable for giving effect to the provisions of this deed.

3.	USE OF NAME

The Attorney may exercise its powers under this deed in the name of the Principal or in the name of the Attorney and as the act of the Principal.

4.	BENEFIT TO ATTORNEY

An Attorney may exercise its powers under this deed even if, as a result, a benefit is conferred on an Attorney.

5.	RATIFICATION

The Principal must ratify and confirm whatever an Attorney does in exercise of its powers under this deed.

6.	NO WARRANTY

The exercise by an Attorney of any power under this deed does not connote:

(a)	a warranty, express or implied; on the part of the Attorney as to the Attorney's authority to exercise the power or as to the validity of this deed; or

(b)	an assumption of personal liability by the Attorney in exercising the power.

7.	INDEMNITY

The Principal indemnifies each Attorney against all claims, demands, losses, damages, costs and expenses however suffered or incurred by an Attorney in respect of the exercise of any of its powers under this deed.

8.	EXPIRY

This power of attorney expires on 31 December 2012.

EXECUTED by the Principal as a deed poll

SIGNED by Lars Pearl in the presence	)
of:	)
)
)
/s/ Rachel Pearl	)	/s/ Lars Pearl
Signature of witness	)	Lars Pearl
)
)
/s/ Rachel Pearl	)
Name of witness - please print	)
)

/s/ Hofnerstrasse 13, (illegible)
Address of witness Switzerland

Schedule

1.	TRANSACTION

The sale of 1,400,000 fully paid shares of common stock in the capital of Aurora Gold Corporation owned by the Principal.

2.	APPROVED DOCUMENTS

Any sale agreement, transfer form or other documents which the Attorney considers necessary or desirable to effect the Transaction.

Aurora Gold Corporation :

Calculation of interest on Loan from Samba Minerals Ltd.
As at September 17. 2009

Samba Minerals Limited
														Number of		Total	Total	Total	Total
Date of Loan	Amount	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	Loan days		1st Qtr	2nd Qtr	3rd Qtr	4rd Qtr
	of Loan	1 -Jan-09	l-Feb-09	26-Mar-09	1 -Apr-09	1-May-09	l-Jun-09	l-Jul-09	l-Aug-09	1-Sep-09	l-Oct-09	l-Nov-09	l-Dec-09	to	Loan	2008	2008	2008	2008	Total
	AUD	31 -Jan-09	28-Feb-09	31-Mar-09	30-Apr-09	31-May-09	30-Jun-09	31-Jul-09	31-Aug-09	17-Sep-09	31-Oct-09	30-Nov-09	31-Dec-09	30-Sep-09	daily cost	AUD$	AUDS	AUDS	AUD$	AUD$

26-Mar-08	$500,000.00	31.00	28.00	31.00	30.00	31.00	30.00	31.00	31.00	17.00	0.00	0.00	0.00	260	$136.9863
Interest rate		10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
	AUD$	$4,246.58	$3,835.62	$4,246.58	$4,109.59	$4,246.58	$4,109.59	$4,246.58	$4,246.58	$2,328.77	$-	$-	$-			$12,328.78	$12,465.76	$10,821.93	$-	$35,616.47

Samba Minerals Limited
														Number of		Total	Total	Total	Total
Date of Loan	Amount	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	Loan days		1st Qtr	2nd Qtr	3rd Qtr	4rd Qtr
	of Loan	l-Jan-09	l-Feb-09	26-Mar-09	l-Apr-09	l-May-09	l-Jun-09	l-Jul-09	l-Aug-09	l-Sep-09	l-Oct-09	l-Nov-09	l-Dec-09	to	Loan	2008	2008	2008	2008	Total
	AUD$	31-Jan-09	28-Feb-09	3l-Mar-09	30-Apr-09	31 -May-09	3()-Jun-09	31 -Jul-09	31-Aug-09	17-Sep-09	31-Oct-09	30-Nov-09	31-Dec-09	30-Sep-09	daily cost	AUD$	AUD$	AUD$	AUD$	AUD$

18-Jul-08 $	250,000.00	31.00	28.00	31.00	30.00	31.00	30.00	31.00	31.00	17.00	0.00	0.00	0.00	260	$68.4932
Interest rate		10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
	AUD$	$2,123.29	$1,917.81	$2,123.29	$2,054.79	$2,123.29	$2,054.79	$2,123.29	$2,123.29	$1,164.38	$-	$-	$-			$6,164.39	$6,232.87	$5,410.96	$	$17,808.22

Calculation of interest on Loans
As at December 31, 2008

Samba Minerals Limited
														Number of		Total	Total	Total	Total
Date of Loan	Amount	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	Loan days		1st Qtr	2nd Qtr	3rd Qtr	4rd Qtr
	of Loan	l-Jan-08	l-Feb-08	26-Mar-08	l-Apr-08	l-May-08	l-Jun-08	1-Jul-08	l-Aug-08	l-Sep-08	l-Oct-08	l-Nov-08	l-Dec-08	to	Loan	2008	2008	2008	2008	Total
	AUD	31-Jan-08	29-Feb-08	31-Mar-08	30-Apr-08	3l-May-08	30-Jun-08	31-Jul-08	31-Aug-08	30-Sep-08	31-Oct-08	30-Nov-08	31-Dec-08	3 l-Dec-08	daily cost	AUD$	AUD$	AUD$	AUD$	AUD$

26-Mar-08	$500,000.00	0.00	0.00	6.00	30.00	31.00	30.00	31.00	31.00	30.00	31.00	30.00	31.00,	281	$136.9863
Interest rate		10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
	AUD$	$-	$-	$821.92	$4,109.59	$4,246.58	$4,109.59	$4,246.58	$4,246.58	$4,109.59	$4,246.58	$4,109.59	$4,246.58			$821.92	$12,465.76	$12,602.75	$12,602.75	$38,493.18

Samba Minerals Limited
														Number of		Total	Total	Total	Total
Date of Loan	Amount	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	No of days	Loan days		1st Qtr	2nd Qtr	3rd Qtr	4rd Qtr
	of Loan	l-Jan-08	l-Feb-08	26-Mar-08	l-Apr-08	l-May-08	l-Jun-08	l-Jul-08	i-Aug-08	l-Sep-08	1-Oct-08	1 -Nov-08	1-Dec-08	to	Loan	2008	2008	2008	2008	Total
	AUD	31-Jan-08	29-Feb-08	31-Mar-08	30-Apr-08	31-May-08	30-Jun-08	31-Jul-08	31-Aug-08	30-Sep-08	31-Oct-08	30-Nov-08	31-Dec-08	31-Dec-08	daily cost	AUD$	AUD$	AUD$	AUD$	AUD$

18-Jul-08	$250.000.00	0.00	0.00	0.00	0.00	0.00	0.00	14.00	31.00	30.00	31.00	30.00	31.00	167	$68.4932
Interest rate		10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
	AUD$	$-	$-	$-	$-	$-	$-	$958.90	$2,123.29	$2,054.79	$2,123.29	$2,054.79	$2,123.29			$-	$-	$5,136.98	$6,301.37	$11,438.35

Samba Minerals Limited

Date of Loan	Amount	Interest	Principal	USD			Principal
	of Loan	payable	plus interest	Forex	Principal	Interest	plus interest
	AUD$	AUD$	AUD$	17-Sep-09	USDS	USDS	USDS

26-Mar-08	$500.000.00	$74,109.65	$574,109.65	0.86910	$434,550.00	$64.408.70	$498,958.70
18-Jul-08	$250,000.00	$29,246.57	$279,246.57	0.86910	$217,275.00	$25.418.19	$242,693.19
	$750.000.00	$103.356.22	$853,356.22		$651,825.00	$89.826.89	$741,651.89